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                                                                    Exhibit 23.2








                       CONSENT OF INDEPENDENT ACCOUNTANTS




To the Board of Directors and Stockholders
National Quality Care, Inc.


We consent to the incorporation by reference in the registration statements(Nos. 333-03622, 333-06175, 333-14839, 333-21911, 333-25955, 333-32287,333-34703,
333-45145, 333-46967, 333-49059, and 333-73413), on Form S-8 of National Quality
Care, Inc. of our report dated March 18, 2003, relating to the consolidated statements of operations, stockholders' equity and cash flows for the year ended December 31, 2002, which report is included in the December 31, 2002 and 2003 annual report on Form 10-KSB of National Quality Care, Inc.



/s/ Moss Adams LLP

Los Angeles, California
April 6, 2005